Whirlpool Announces Third Quarter Results; Europe Transaction Clears Major Milestone; Operational Priorities on Track and Delivering Substantial Cost Take Out
•Net sales growth of approximately 3% with share gains and strong replacement and builder demand in North America
•GAAP net earnings margin of 1.7% (-130bps YoY) and ongoing (non-GAAP) EBIT margin(1) of 6.5% (+100bps YoY) driven by cost take out actions
•GAAP and ongoing (non-GAAP) earnings per diluted(2) share of $1.53 and $5.45, respectively
•Cost take out actions delivered approximately $300 million of year-over-year benefit in the quarter; on track to deliver over $800 million full-year benefit
•Expecting to return approximately $400 million of dividends to shareholders in 2023
•The Europe transaction is approved by the European Commission, Germany, Austria, and China; U.K’s Competition and Markets Authority referred transaction to phase two; expect to close by April 2024
•European transaction to unlock significant value creation, post closing expect approximately 150 basis points margin expansion and approximately $250 million annual increased free cash flow
•Revised full-year GAAP and ongoing(2) earnings per diluted share to approximately $9.00 and approximately $16.00, respectively; cash provided by operating activities of $1.1 billion and free cash flow(3) of approximately $500 million

BENTON HARBOR, Mich., October 25, 2023 - Whirlpool Corporation (NYSE: WHR), today reported third-quarter 2023 financial results.

"
We continue to deliver on our operational priorities," said Marc Bitzer, chairman and chief executive officer of Whirlpool Corporation "with a 100 basis point year-over-year ongoing margin expansion and over a point of share gains in North America.”
MARC BITZER

KEY RESULTS

Quarterly Results	Sequential(4)			Year-Over-Year
	Q3 2023	Q2 2023	Change	Q3 2023	Q3 2022	Change
Net sales ($M)	$4,926	$4,792	2.8%	$4,926	$4,784	3.0%
Net sales excluding currency ($M)	$4,918	$4,792	2.6%	$4,844	$4,784	1.3%
GAAP net earnings (loss) available to Whirlpool ($M)	$83	$85	(2.4)%	$83	$143	(42.0)%
Ongoing EBIT(1) ($M)	$322	$352	(8.5)%	$322	$265	21.5%
GAAP earnings (loss) per diluted share	$1.53	$1.55	(1.3)%	$1.53	$2.60	(41.2)%
Ongoing earnings per diluted share(2)	$5.45	$4.21	29.5%	$5.45	$4.49	21.4%
CASH FLOW

Free Cash Flow	2023	2022	Change
Cash provided by (used in) operating activities ($M)	$(322)	$310	$(632)
Free cash flow(3) ($M)	$(660)	$(24)	$(636)
QUARTERLY HIGHLIGHTS
•Net sales increase of 3.0% year-over-year and 2.8% sequentially(4) driven by North America share gains and industry strength, partially offset by normalizing promotional environment
•Cost take out actions delivered approximately $300 million of year-over-year Q3 benefit, on track to deliver at least $800 million for full year
•Declared fourth-quarter dividend of $1.75 per share

"
Our cost take out actions are on track to deliver over $800 million, as expected, delivering approximately $300 million benefit this quarter," said Jim Peters, chief financial officer of Whirlpool Corporation. “These actions, combined with our value creating portfolio transformation, gives us the confidence to continue to fund innovation, growth, and shareholder returns.”
JIM PETERS

REGIONAL REVIEW

North America	Sequential(4)			Year-Over-Year
	Q3 2023	Q2 2023	Change	Q3 2023	Q3 2022	Change
Net sales ($M)	$2,977	$2,824	5.4%	$2,977	$2,873	3.6%
EBIT(5) ($M)	$298	$290	2.8%	$298	$282	5.7%
•Excluding currency, net sales increase of 3.8 percent year-over-year, driven by share gains and the addition of InSinkErator, partially offset by negative price/mix
•EBIT margin(5) of 10.0 percent compared to 9.8 percent in the same prior-year period, driven by cost take out actions and InSinkErator, partially offset by unfavorable price/mix
•Sequential net sales increase of 5.4 percent and EBIT impacted by improved industry demand and cost take out actions, partially offset by unfavorable price/mix

Europe, Middle East and Africa	Sequential(4)			Year-Over-Year
	Q3 2023	Q2 2023	Change	Q3 2023	Q3 2022	Change
Net sales ($M)	$863	$854	1.1%	$863	$903	(4.4)%
EBIT(5) ($M)	$1	$17	(94.1)%	$1	$(28)	nm
•Excluding currency, net sales decline of 11.1 percent year-over-year, impacted by continued demand weakness in Europe, partially offset by positive price/mix
•EBIT margin(5) of 0.1 percent compared to (3.1) percent in the same prior-year period, driven by cost take out actions and held for sale benefits
•Sequential net sales increase of 1.1 percent and EBIT impacted by favorable currency and cost take out actions, partially offset by unfavorable product price/mix

Latin America	Sequential(4)			Year-Over-Year
	Q3 2023	Q2 2023	Change	Q3 2023	Q3 2022	Change
Net sales ($M)	$857	$819	4.6%	$857	$750	14.3%
EBIT(5) ($M)	$54	$53	1.9%	$54	$40	35.0%
•Excluding currency, net sales increase of 9.8 percent year-over-year, driven by strong share gains and industry recovery in Brazil and Mexico
•EBIT margin(5) of 6.3 percent compared to 5.3 percent in the same prior-year period, driven by cost take out actions and increased volumes
•Sequential net sales increase of 4.6 percent and EBIT impacted by incremental share gains and favorable foreign currency

Asia	Sequential(4)			Year-Over-Year
	Q3 2023	Q2 2023	Change	Q3 2023	Q3 2022	Change
Net sales ($M)	$229	$295	(22.4)%	$229	$258	(11.2)%
EBIT(5) ($M)	$5	$11	(54.5)%	$5	$12	(58.3)%
•Excluding currency, net sales decline of 8.4 percent year-over-year, as soft consumer sentiment and negative demand continues
•EBIT margin(5) of 2.2 percent compared to 4.7 percent in the same prior-year period, impacted by cost take out actions offset by negative price/mix
•Sequential net sales decline of 22.4 percent and EBIT decline with soft consumer sentiment impacting demand and unfavorable price/mix partially offset by cost take out actions

FULL-YEAR 2023 OUTLOOK
Reaffirming full-year 2023 net sales of approximately $19.4 billion
Updating full-year 2023 earnings guidance, including:
•Full-year GAAP and ongoing(2) earnings per diluted share of approximately $9.00 and approximately $16.00, respectively
•Cash provided by operating activities of approximately $1.1 billion and free cash flow(3) of approximately $500 million
•GAAP tax rate and adjusted (non-GAAP) tax rate from 15 to 20 percent to approximately 0 to 5 percent and from 10 to 15 percent to approximately (5) to 0 percent, respectively

European major domestic appliance transaction is subject to certain closing conditions, including certain regulatory approvals. We are working diligently with all parties to close the transaction as soon as possible, and we expect it will close by April 2024.

(1)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(2)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(3)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.
(4)Sequential refers to a comparison of results between the three months ended June 30, 2023 and September 30, 2023. In the second half of 2022, Whirlpool experienced significant global demand declines alongside approximately $2 billion of full year cost inflation, that peaked in the third quarter of 2022.
(5)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(92) million and $(68) million for the third quarters of 2023 and 2022, respectively, and $(81) million for the second quarter of 2023.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Korey Thomas, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home. In an increasingly digital world, the company is driving purposeful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit, Yummly and InSinkErator. In 2022, the company reported approximately $20 billion in annual sales, 61,000 employees and 56 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Whirlpool intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements regarding our 2023 financial performance, supply chain, cost take out, raw material, portfolio transformation, and transaction-related synergies, closing timing of the transaction and future cash flow expectations are forward-looking statements and should be evaluated as such. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool's ability to maintain or increase sales to significant trade customers; (3) Whirlpool's ability to maintain its reputation and brand image; (4) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool's ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past acquisitions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost effective manner; (9) COVID-19 pandemic-related business disruptions and economic uncertainty; (10) Whirlpool's ability to navigate risks associated with our presence in emerging markets; (11) risks related to our international operations, including changes in foreign regulations; (12) Whirlpool's ability to respond to unanticipated social, political and/or economic events; (13) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (14) product liability and product recall costs; (15) our ability to attract, develop and retain executives and other qualified employees; (16) the impact of labor relations; (17) fluctuations in the cost of key materials

(including steel, resins, base metals) and components and the ability of Whirlpool to offset cost increases; (18) Whirlpool's ability to manage foreign currency fluctuations; (19) impacts from goodwill impairment and related charges; (20) triggering events or circumstances impacting the carrying value of our long-lived assets; (21) inventory and other asset risk; (22) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (23) litigation, tax, and legal compliance risk and costs, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same; (24) the effects and costs of governmental investigations or related actions by third parties; (25) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, and taxes and tariffs; (26) Whirlpool's ability to respond to the impact of climate change and climate change regulation; and (27) the uncertain global economy and changes in economic conditions which affect demand for our products. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED SEPTEMBER 30
(Millions of dollars, except per share data)

	Three Months Ended		Nine Months Ended
	2023	2022	2023	2022
Net sales	$4,926	$4,784	$14,367	$14,801
Expenses
Cost of products sold	4,127	4,104	11,989	12,373
Gross margin	799	680	2,378	2,428
Selling, general and administrative	473	446	1,436	1,283
Intangible amortization	18	8	39	24
Restructuring costs	5	3	14	13
Impairment of goodwill and other intangibles	—	—	—	384
Loss on sale and disposal of businesses	46	2	286	348
Operating profit	257	221	603	376
Other (income) expense
Interest and sundry (income) expense	(10)	(19)	77	(45)
Interest expense	95	40	259	126
Earnings (loss) before income taxes	172	200	267	295
Income tax expense (benefit)	86	53	268	196
Equity method investment income (loss), net of tax	(1)	(2)	(3)	(6)
Net earnings (loss)	85	145	(4)	93
Less: Net earnings (loss) available to noncontrolling interests	2	2	6	8
Net earnings (loss) available to Whirlpool	$83	$143	$(10)	$85
Per share of common stock
Basic net earnings (loss) available to Whirlpool	$1.53	$2.61	$(0.18)	$1.52
Diluted net earnings available to Whirlpool	$1.53	$2.60	$(0.18)	$1.51
Dividends declared	$1.75	$1.75	$5.25	$5.25
Weighted-average shares outstanding (in millions)
Basic	55.0	54.7	54.9	56.3
Diluted	55.3	55.0	54.9	56.7

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,123	$1,958
Accounts receivable, net of allowance of $49 and $49, respectively	1,841	1,555
Inventories	2,388	2,089
Prepaid and other current assets	620	653
Assets held for sale	140	139
Total current assets	6,112	6,394
Property, net of accumulated depreciation of $5,191 and $4,808, respectively	2,150	2,102
Right of use assets	692	691
Goodwill	3,329	3,314
Other intangibles, net of accumulated amortization of $430 and $400, respectively	3,134	3,164
Deferred income taxes	1,072	1,063
Other noncurrent assets	400	396
Total assets	$16,889	$17,124
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,433	$3,376
Accrued expenses	428	481
Accrued advertising and promotions	476	623
Employee compensation	224	159
Notes payable	23	4
Current maturities of long-term debt	1,300	248
Other current liabilities	661	550
Liabilities held for sale	478	490
Total current liabilities	7,023	5,931
Noncurrent liabilities
Long-term debt	6,341	7,363
Pension benefits	142	184
Postretirement benefits	87	96
Lease liabilities	585	584
Other noncurrent liabilities	471	460
Total noncurrent liabilities	7,626	8,687
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 114 million and 114 million shares issued, respectively, and 55 million and 54 million shares outstanding, respectively	114	114
Additional paid-in capital	3,074	3,061
Retained earnings	7,961	8,261
Accumulated other comprehensive loss	(2,075)	(2,090)
Treasury stock, 60 million and 60 million shares, respectively	(7,010)	(7,010)
Total Whirlpool stockholders' equity	2,064	2,336
Noncontrolling interests	176	170
Total stockholders' equity	2,240	2,506
Total liabilities and stockholders' equity	$16,889	$17,124

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED SEPTEMBER 30
(Millions of dollars)

	Nine Months Ended
	2023	2022
Operating activities
Net earnings (loss)	$(4)	$93
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	262	344
Impairment of goodwill and other intangibles	—	384
(Gain) loss on sale and disposal of businesses	286	348
Changes in assets and liabilities:
Accounts receivable	(359)	510
Inventories	(282)	(359)
Accounts payable	(274)	(745)
Accrued advertising and promotions	(140)	(114)
Accrued expenses and current liabilities	50	22
Taxes deferred and payable, net	161	(10)
Accrued pension and postretirement benefits	(45)	(81)
Employee compensation	57	(297)
Other	(34)	215
Cash provided by (used in) operating activities	(322)	310
Investing activities
Capital expenditures	(338)	(334)
Proceeds from sale of assets and businesses	9	76
Acquisition of businesses, net of cash acquired	(14)	—
Cash held by divested businesses	—	(75)
Cash provided by (used in) investing activities	(343)	(333)
Financing activities
Net proceeds from borrowings of long-term debt	304	300
Net proceeds (repayments) of long-term debt	(250)	(300)
Net proceeds (repayments) from short-term borrowings	30	—
Dividends paid	(290)	(295)
Repurchase of common stock	—	(903)
Common stock issued	4	3
Other	(1)	—
Cash provided by (used in) financing activities	(203)	(1,195)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	28	(32)
Less: decrease in cash classified as held for sale	5	—
Increase (decrease) in cash, cash equivalents and restricted cash	(835)	(1,250)
Cash, cash equivalents and restricted cash at beginning of year	1,958	3,044
Cash, cash equivalents and restricted cash at end of period	$1,123	$1,794

SUPPLEMENTAL INFORMATION
Third-Quarter 2023
October 25, 2023

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data) (Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures. These measures may include earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, organic net sales, gross debt leverage (Gross Debt/Ongoing EBITDA), return on invested capital (ROIC) and free cash flow.

Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.

Sales excluding foreign currency: Current period net sales translated in functional currency, to U.S. dollars using the applicable prior period's exchange rate compared to the applicable prior period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations.
Organic net sales: Sales excluding the impact of certain acquisitions or divestitures, and foreign currency. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and certain acquisitions and/or divestitures.
Ongoing EBIT margin: Ongoing earnings before interest and taxes divided by net sales. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.
Ongoing earnings per diluted share: Diluted net earnings per share from continuing operations, adjusted to exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations. Ongoing measures provide a better baseline for analyzing trends in our underlying businesses.
Gross debt leverage: Gross debt to ongoing earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio is gross debt outstanding, including long-term debt, current maturities of long-term debt, and notes payable, divided by ongoing EBITDA. Management believes that gross debt leverage provides stockholders with a view of our ability to generate earnings sufficient to service our debt.
Return on invested capital: Ongoing EBIT after taxes divided by total invested capital, defined as total assets less non-interest bearing current liabilities (NIBCLS). NIBCLS is defined as current liabilities less current maturities of long-term debt and notes payable. This ROIC definition may differ from other companies' methods and therefore may not be comparable to those used by other companies. Management believes that ROIC provides stockholders with a view of capital efficiency, a key driver of stockholder value creation.
Adjusted effective tax rate: Effective tax rate, excluding pre-tax income and tax effect of certain unique items. Management believes that adjusted tax rate provides stockholders with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items.
Free cash flow: Cash provided by (used in) operating activities less capital expenditures. Management believes that free cash flow provides stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations.

Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, free cash flow conversion, ROIC and gross debt leverage, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the company’s control.

We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures.

We also disclose segment EBIT as an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting.

GAAP net earnings available to Whirlpool per basic or diluted share (as applicable) and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

THIRD-QUARTER 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended September 30, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our third-quarter GAAP tax rate was 49.4%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our third-quarter adjusted tax rate (non-GAAP) of (33.0)%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	September 30, 2023
Net earnings (loss) available to Whirlpool	$83
Net earnings (loss) available to noncontrolling interests	2
Income tax expense (benefit)	86
Interest expense	95
Earnings before interest & taxes	$266
Net sales	$4,926
Net earnings (loss) margin	1.7%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$266	$1.53
Impact of M&A transactions(a)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	56	1.02
Total income tax impact			0.34
Normalized tax rate adjustment(c)			2.56
Ongoing measure		$322	$5.45
Net sales		$4,926
Ongoing EBIT margin		6.5%
Note: Numbers may not reconcile due to rounding

THIRD-QUARTER 2022 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended September 30, 2022. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our third-quarter GAAP tax rate was 26.5%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our third-quarter adjusted tax rate (non-GAAP) of (10.8)%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	September 30, 2022
Net earnings (loss) available to Whirlpool	$143
Net earnings (loss) available to noncontrolling interests	2
Income tax expense (benefit)	53
Interest expense	40
Earnings before interest & taxes	$238
Net sales	$4,784
Net earnings (loss) margin	3.0%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$238	$2.60
Impact of M&A transactions(a)	Selling, general and administrative	27	0.49
Total income tax impact			0.05
Normalized tax rate adjustment(c)			1.35
Ongoing measure		$265	$4.49
Net sales		$4,784
Ongoing EBIT margin		5.5%
Note: Numbers may not reconcile due to rounding

SECOND-QUARTER 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended June 30, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was 55.9%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of 10.9%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2023
Net earnings (loss) available to Whirlpool	$85
Net earnings (loss) available to noncontrolling interests	2
Income tax expense (benefit)	114
Interest expense	89
Earnings before interest & taxes	$290
Net sales	$4,792
Net earnings (loss) margin	1.8%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$290	$1.55
Impact of M&A transactions(a)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	26	0.47
Legacy EMEA legal matters(b)	Interest and sundry (income) expense	36	0.65
Total income tax impact			(0.12)
Normalized tax rate adjustment(c)			1.66
Ongoing measure		$352	$4.21
Net sales		$4,792
Ongoing EBIT margin		7.3%
Note: Numbers may not reconcile due to rounding

FULL-YEAR 2023 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2023. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is approximately 0.0% to 5.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate of approximately (5.0)% to 0.0%.

		Twelve Months Ending
		December 31, 2023
	Results classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure		$882	~$9.00
Impact of M&A transactions(a)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	250	4.52
Legacy EMEA legal matters(b)	Interest and sundry (income) expense	98	1.78
Total income tax impact			0.19
Normalized tax rate adjustment(c)			0.51
Ongoing measure		$1,230	~$16.00

Note: Numbers may not reconcile due to rounding

*Earnings Before Interest & Taxes (EBIT) is a non-GAAP measure. The Company does not provide a forward-looking quantitative reconciliation of EBIT to the most directly comparable GAAP financial measure, net earnings available to Whirlpool, because the net earnings available to noncontrolling interests item of such reconciliation -- which has historically represented a relatively insignificant amount of the Company's overall net earnings -- implicates the Company's projections regarding the earnings of the Company's non wholly-owned subsidiaries and joint ventures that cannot be quantified precisely or without unreasonable efforts.

FOOTNOTES
a.IMPACT OF M&A TRANSACTIONS - On January 16, 2023, we signed a contribution agreement to contribute our European major domestic appliance business into a newly formed entity with Arçelik. In connection with the transaction, we recorded a non-cash loss on disposal of $286 million for the nine months ended September 30, 2023, of which $46 million was recorded during the third quarter, and $18 million was recorded in the second quarter, resulting in a total loss of $1,807 million for the transaction.
Additionally, we have incurred other unique transaction related costs related to portfolio transformation for a total of $10 million for the three months ended September 30, 2023 and $8 million for the three months ended June 30, 2023. These transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
During the third quarter of 2022, the loss from disposal of our Russia business was adjusted by an immaterial amount resulting in a final loss amount of $348 million for the nine months ended September 30, 2022. Additionally, we incurred unique transaction related costs of $25 million related to portfolio transformation and EMEA strategic assessment expenses for the three months ended September 30, 2022

b.LEGACY EMEA LEGAL MATTERS - The aggregate amount accrued by the Company related to the France Competition Investigation and other legacy legal matters of our European major domestic appliance business was $36 million and $98 million, for the three and six months ended June 30, 2023, respectively.

c.NORMALIZED TAX RATE ADJUSTMENT - During the third quarter of 2023, the Company calculated ongoing earnings per share using an adjusted tax rate of (33.0)%, which excludes the non-tax deductible impact of M&A transactions of approximately $25 million recorded in the third quarter of 2023 and which reflects certain expected tax benefits related to legal entity restructuring transactions that are expected to be completed in the fourth quarter of 2023. The Company expects these restructuring steps to cause our full-year adjusted effective tax rate to be between (5.0)% to 0%. During the third quarter of 2022, the Company calculated ongoing earnings per share using an adjusted tax rate of (10.8)% to reconcile to our anticipated full-year adjusted 2022 effective tax rate between 14.0% and 16.0%. During the second quarter of 2023, the Company calculated ongoing earnings per share using an adjusted tax rate of 10.9%, which excludes the non-tax deductible impact of M&A transactions of approximately $26 million recorded in the second quarter of 2023, to reconcile to our anticipated full-year ongoing effective tax rate between 10.0% and 15.0%.

ORGANIC NET SALES

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended September 30, 2022 and 2023 for the Whirlpool business.

	Three Months Ended
	September 30,
(Approximate impact in millions)	2022	2023	Change
Net Sales	$4,784	$4,926	3.0%
Less: Russia Divested Business	24	—
Less: InSinkErator Acquired Business	—	136
Less: Currency	—	81
Organic Net Sales	$4,760	$4,709	(1.1)%

Note: Numbers may not reconcile due to rounding

EMEA NET SALES

The reconciliation provided below reconciles the non-GAAP financial measure segment net sales excluding Russia to GAAP reported net sales, for three months ended September 30, 2022 and 2023 for the Whirlpool EMEA business.

	Three Months Ended
	September 30,
(Approximate impact in millions)	2022	2023	Change
Net Sales	$903	$863	(4.4)%
Less: Russia Divested Business	24	—
Net Sales	$879	$863	(1.8)%
Note: Numbers may not reconcile due to rounding

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles nine months ended September 30, 2023 and 2022 and 2023 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Nine Months Ended
	September 30,
(millions of dollars)	2023	2022	2023 Outlook
Cash provided by (used in) operating activities	$(322)	$310	~$1,100
Capital expenditures	(338)	(334)	~(600)
Free cash flow	$(660)	$(24)	~$500

Cash provided by (used in) investing activities*	(343)	(333)
Cash provided by (used in) financing activities*	(203)	(1,195)

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2022 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

Twelve Months Ended
December 31,
(millions of dollars)	2022
Cash provided by (used in) operating activities	$1,390
Capital expenditures	(570)
Free cash flow	$820

Cash provided by (used in) investing activities*	(3,568)
Cash provided by (used in) financing activities*	1,206

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

###